UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2017

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter S. Roddy joined Cytokinetics, Incorporated (the "Company") as Senior Vice President, Chief Accounting Officer on April 3, 2017.

Mr. Roddy, age 57, served as Chief Financial Officer of Pain Therapeutics, Inc, a biopharmaceutical company, from 2002 to 2017 and as Corporate Secretary since 2016. From 1990 to 2002, Mr. Roddy held a variety of senior management positions at COR Therapeutics, Inc., a biopharmaceutical company, including Senior Vice President, Finance and Chief Financial Officer between 2000 and 2002. Mr. Roddy served as a member of the board of directors of Vermilion, Inc. from 2010 to 2016. Mr. Roddy received his B.S. in Business Administration from the University of California, Berkeley.

Mr. Roddy’s base salary will be $350,000 per year and his target annual bonus will be 35% of his base salary. In connection with his appointment, on April 28, 2017, Mr. Roddy will be granted an incentive stock option grant to purchase fifty thousand (50,000) shares of the Company’s Common Stock. A description of the terms of the stock option grant and 2004 Equity Incentive Plan is set forth in Note 11, Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Roddy will receive a sign-on bonus at his time of hire of $50,000, subject to a repayment stipulation if Mr. Roddy voluntarily resigns or is terminated for cause within 12 months. In addition, Mr. Roddy will receive reimbursement of modest relocation expenses.

Pursuant to his appointment, Mr. Roddy entered into an Executive Employment Agreement ("Agreement"). The Agreement provides for Mr. Roddy to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. Upon a qualifying resignation or termination, Mr. Roddy will become entitled to receive continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute "parachute payments" within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the Agreement provides that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

April 4, 2017	By:	Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President Finance and Chief Financial Officer